Exhibit 13.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) I, David Patterson, Chief Executive Officer of Knight Resources Ltd. (the “Company”) hereby certify, to my knowledge, that:

The Company’s Annual Report on Form 20-F for the year ended September 30, 2004 (“Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/David Patterson
David Patterson
Chief Executive Officer

February 16, 2005

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Report or as a separate disclosure document.